                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-K/A

                       AMENDMENT NO. 1 TO CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): April 14, 1999



                          GLOBAL MAINTECH CORPORATION
                          ---------------------------
            (Exact name of registrant as specified in its charter)

          Minnesota                         0-14692                   41-1523657
----------------------------       ------------------------      -------------------
(State or other jurisdiction       (Commission file number)         (IRS employer
      of incorporation)                                          identification No.)


                7578 Market Place Drive, Eden Prairie, MN 55344
                -----------------------------------------------
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (612) 944-0400
                                                           --------------


                                Not Applicable
                                --------------

(Former name or former address, if changed since last report)

     The undersigned registrant, Global MAINTECH Corporation (the "Company"), hereby amends Items 7 of its Current Report on Form 8-K dated April 14, 1999 (initially filed with the Commission on April 29, 1999) to include the financial statement information indicated in Item 7 below. The original April 29, 1999 filing of the Form 8-K described the Company's April 14, 1999 acquisition of Breece Hill Technologies, Inc. ("Breece Hill") pursuant to an Agreement dated as of March 5, 1999.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          ------------------------------------------------------------------

          (a)  Financial Statements of Business Acquired
               -----------------------------------------

               The following financial statements of Breece Hill and report of PriceWaterhouseCoopers, LLP, Breece Hill's independent public accountants, are included in this Report:

               1.   Report of PriceWaterhouseCoopers, LLP.

               2. Financial statements and accompanying footnotes of Breece Hill Technologies, Inc. at December 31, 1998 and 1997.

          (b)  Pro Forma Financial Information
               -------------------------------

               The following pro forma financial information is included in this
               Report:

               1. Unaudited Pro Forma Condensed Consolidated Statements of Earnings for the fiscal year ended December 31, 1998.

               2. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1999 and accompanying Notes.

          (c)  Exhibit No.  Description
               -----------  -----------

                   23.1 Consent of PriceWaterhouseCoopers, LLP, independent public accountants.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 28, 1999

                              GLOBAL MAINTECH CORPORATION



                              By  /s/ David McCaffrey
                                 --------------------------------
                                 David McCaffrey
                                 Chief Executive Officer

                       Report of Independent Accountants

May 15, 1999

To the Board of Directors and Stockholders of Breece Hill Technologies, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Breece Hill Technologies, Inc. (the "Company") at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Breece Hill Technologies, Inc.
Balance Sheet
-------------

                                                                     December 31,
                                                            --------------------------------
                                                                 1997              1998
                                                            -------------      -------------
Assets
Current Assets                                              $  1,483,524       $    119,777
 Cash and cash equivalents
 Accounts receivable, net of an allowance for
  doubtful accounts receivable of $720,000
  and $525,000, respectively                                   6,258,170          4,596,291
 Inventory, net                                                4,506,458          3,580,668
 Prepaids and other assets                                       118,182            209,627
                                                            -------------      -------------
   Total current assets                                       12,366,334          8,506,363
Property and equipment, net                                    1,357,342          1,023,999
Noncurrent prepaids and other assets                             515,331
                                                            -------------      -------------

     Total assets                                           $ 14,239,007       $  9,530,362
                                                            =============      =============

Liabilities and Stockholders' Deficit
Current liabilities
 Accounts payable                                           $  5,960,776       $ 10,026,773
 Short-term debt                                               8,896,252          6,962,951
 Accrued liabilities                                             733,768            558,841
                                                            -------------      -------------

   Total liabilities                                          15,590,796         17,548,565
                                                            -------------      -------------

Commitments and contingencies (Note 10)

Stockholders' deficit:
 Preferred stock, Series A, $.01 par value per
  share; 10,000,000 shares authorized;
  912,229 and 241,500 shares issued and
  outstanding, respectively; $1,505,338
  liquidation preference at December 31, 1998                      2,415              9,122
 Common stock, $.01 par value per share;
  30,000,000 shares authorized; 15,507,462
  and 15,367,847 shares issued, 15,338,614
  and 15,198,999 shares outstanding,
  respectively                                                   153,678            155,075
 Additional paid-in capital                                    9,159,447         10,621,457
 Treasury stock, at cost                                        (142,225)          (142,225)
 Subscription receivables                                       (175,369)
 Accumulated deficit                                         (10,349,735)       (18,661,632)
                                                            -------------      -------------

   Total stockholders' deficit                                (1,351,789)        (8,018,203)
                                                            -------------      -------------
     Total liabilities and stockholders' deficit            $ 14,239,007       $  9,530,362
                                                            =============      =============

  The accompanying notes are an integral part of these financial statements.

Breece Hill Technologies, Inc.
Statement of Operations
------------------------------------

                                                     For the Year Ended               Three Months Ended
                                                        December 31,                        March 31,
                                               ---------------------------------      ------------------
                                                   1997                1998                  1999
                                               -------------       -------------      ------------------
                                                                                          (unaudited)
Sales, net                                     $ 29,042,411        $ 35,140,291             $  9,217,230
Cost of goods sold (excluding depreciation)     (21,766,994)        (27,273,205)              (6,934,847)
Depreciation                                     (1,158,112)         (1,735,805)                (215,568)
Selling, general and administrative              (8,592,308)        (13,116,313)              (1,632,312)
Research and development                         (2,435,848)            (49,872)                 (95,495)
                                               -------------       -------------      ------------------

   Loss from operations                          (4,910,851)         (7,034,904)                 339,008

Interest expense, net                              (904,239)         (1,276,993)                (206,443)
                                               -------------       -------------      ------------------

   Loss before income taxes                      (5,815,090)         (8,311,897)                 132,565

Benefit from income taxes                                --                  --                       --
                                               -------------       -------------      ------------------

     Net earnings (loss)                       $ (5,815,090)       $ (8,311,897)             $   132,565
                                               =============       =============      ==================

Basic and diluted net loss per share           $       (.38)       $       (.54)             $     0.008
Weighted-average common shares outstanding       15,110,347          15,393,155               15,552,831

  The accompanying notes are an integral part of these financial statements.

Breece Hill Technologies, Inc.
Statement of Changes in Stockholders' Deficit
------------------------------------------------

                                                     Preferred                  Common                Additional
                                                                                                    Paid-in Capital
                                             ------------------------ --------------------------
                                               Shares       Amount       Shares         Amount
                                             -----------  ----------  ------------   -----------   ----------------
Balance at December 31, 1996                                           15,036,547      $150,365        $ 8,019,430
 Stock issued for cash and subscription          241,500     $2,415       254,553         2,546            829,274
  receivables
 Stock issued for prepayment of interest                                   66,433           664             90,644
  on promissory notes
 Treasury stock purchased
 Stock issued for services                                                 10,314           103             16,915
 Detachable stock warrants issued in                                                                       203,184
  conjunction with debt
 Net loss
                                             -----------  ---------   -----------    ----------       ------------

Balance at December 31, 1997                     241,500      2,415    15,367,847       153,678          9,159,447

 Stock issued for cash                           670,729      6,707       195,901         1,960          1,157,061
 Stock issued for prepayment of interest                                   57,121           571             73,686
  on promissory notes
 Cancellation of stock issued for                                        (113,407)       (1,134)          (174,235)
  subscription receivable
 Detachable stock warrants issued in                                                                       405,498
  conjunction with debt
 Net Loss
                                             -----------  ---------   -----------    ----------       ------------

Balance at December 31, 1998                     912,229     $9,122    15,507,462      $155,075        $10,621,457
                                             ===========  =========   ===========    ==========       ============

 Stock issued for cash
 Stock issued for prepayment of interest
  on promissory notes
 Cancellation of stock issued for
  subscription receivable
 Detachable stock warrants issued in
  conjunction with debt
 Net Loss

Balance at March 31, 1999

                                                     Treasury                   Subscrip-tion      Accumulated       Total
                                                                                Receiv-ables        Deficit
                                             ------------------------------
                                                 Shares           Amount
                                             --------------   --------------   ---------------    -------------   ------------
Balance at December 31, 1996                     (59,000))      $ (15,900)        $(169,718)     $ (4,534,645)    $ 3,449,532
 Stock issued for cash and subscription                                             (81,684)                          752,551
  receivables
 Stock issued for prepayment of interest                                                                               91,308
  on promissory notes
 Treasury stock purchased                       (109,848)        (126,325)           76,033                           (50,292)
 Stock issued for services                                                                                             17,018
 Detachable stock warrants issued in                                                                                  203,184
  conjunction with debt
 Net loss                                                                                          (5,815,090)     (5,815,090)
                                               ----------       ----------        ----------     -------------    ------------

Balance at December 31, 1997                    (168,848)        (142,225)         (175,369)      (10,349,735)     (1,351,789)

 Stock issued for cash                                                                                              1,165,728
 Stock issued for prepayment of interest                                                                               74,257
  on promissory notes
 Cancellation of stock issued for                                                   175,369
  subscription receivable
 Detachable stock warrants issued in                                                                                  405,498
  conjunction with debt
 Net Loss                                                                                          (8,311,897)     (8,311,897)
                                               ----------       ----------        ----------     -------------    ------------

Balance at December 31, 1998                    (168,848)       $(142,225)        $  --          $(18,661,632)     (8,018,203)
                                               ==========       ==========        ==========     =============    ============

 Stock issued for cash
 Stock issued for prepayment of interest
  on promissory notes
 Cancellation of stock issued for
  subscription receivable
 Detachable stock warrants issued in
  conjunction with debt
 Net Loss

Balance at March 31, 1999

  The accompanying notes are an integral part of these financial statements.

Breece Hill Technologies, Inc.
Statement of Cash Flows
--------------------------------------

                                                          For the Year Ended
                                                             December 31,
                                                 ----------------------------------
                                                       1997                1998
                                                 --------------     ---------------
Cash Flows From Operating Activities
Net Loss                                            $(5,815,090)       $ (8,311,897)
Adjustments to reconcile net loss to net cash
used in operating activities:
Stock issued for prepayment of interest on               17,018              74,257
promissory notes
 Noncash interest expense                               488,479             708,856
 Provision for losses on accounts receivable            450,000             195,000
 Provision for excess and obsolete inventory            379,799             120,201
 Depreciation                                         1,158,112           1,735,805
 Loss on disposal of property and equipment             657,184
 Changes in:
  Accounts receivable                                (2,744,365)          1,466,879
  Inventory                                             988,408             383,300
  Prepaids and other assets                             (82,833)            123,672
  Accounts payable                                    1,241,650           4,065,996
  Accrued liabilities                                   320,333            (174,927)
                                                    -----------        ------------
     Net cash provided by (used in)                  (2,941,305)            387,142
     operating activities
                                                    -----------        ------------
Cash Flows From Investing Activities
Purchases of property and equipment                    (973,870)           (983,316)
                                                    -----------        ------------
     Net cash used in investing activities             (973,870)           (983,316)
                                                    -----------        ------------
Cash Flows From Financing Activities
Proceeds from line of credit                          2,874,647          32,391,091
Payments on line of credit                              (46,023)        (34,987,163)
Proceeds from issuances of promissory notes           1,125,000           1,280,000
Payments on promissory notes                           (625,000)           (617,229)
Proceeds from issuances of preferred stock              398,635           1,106,763
Proceeds from issuance of common stock                  237,500              58,965
Proceeds from payments on subscription receivables      116,416
Treasury stock purchases                                (50,292)
                                                    -----------        ------------
     Net cash provided by (used in)                   4,030,883            (767,573)
     financing activities
                                                    -----------        ------------
Net increase (decrease) in cash and cash                115,708          (1,363,747)
equivalents
Cash and cash equivalents at beginning of year        1,367,816           1,483,524
                                                    -----------        ------------
Cash and cash equivalents at end of year            $ 1,483,524        $    119,777
                                                    ===========        ============
Supplemental Disclosure of Cash Flow
Information
Interest paid with cash                             $   414,349        $    526,151

  The accompanying notes are an integral part of these financial statements.

1. Organization, Financial Condition and Summary of Significant Accounting Policies

     Organization

     Breece Hill Technologies, Inc. (the "Company"), a Delaware corporation, engages in the design, development, manufacture and marketing of computer magnetic tape subsystems for general commercial application. The Company's customers are value-added resellers ("VARs") and distributors. On April 14, 1999, the Company was acquired by Global MAINTECH Corporation.

     Financial Condition

     The Company has a working capital deficit and a total stockholders' deficit at December 31, 1998, and has subsequently incurred additional losses. These factors, as well as other factors, raise substantial doubt about whether the Company can continue as a going concern. Management is currently attempting to obtain additional financing to fund future operations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

     Cash and Cash Equivalents

     The Company considers all highly-liquid instruments purchased with original maturities of three or fewer months to be cash equivalents.

     Inventory

     Inventory is stated at the lower of cost or market, cost being determined by the first-in, first-out cost flow assumption.

     Property and Equipment

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are generally amortized over the shorter of their useful lives or the terms of the related leases, which amounts are included in depreciation expense. Maintenance and repairs are expensed as incurred.

     Revenue Recognition and Product Warranty

     Revenue from sales of products is generally recognized when shipment is made, with provision made for estimated returns and price protection pursuant to contractual provisions. The Company also provides for the estimated costs to repair or replace products under warranty at the time of sale.

     Concentration of Credit Risk and Sales to Major Customers

     The Company has concentrations of credit risk, primarily in accounts receivable which are concentrated in the computer and peripherals industry. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

     During the years ended December 31, 1997 and 1998, the respective percentages of sales to each major customer were as follows:

                                                    1997                 1998
                                                -----------          -----------
            Customer A (stockholder)                 25%                  12%
            Customer B                               16%                  32%
            Customer C (stockholder)                 13%                  11%

     Accounts receivable from these customers accounted for approximately 27% and 18% of the Company's total accounts receivable as of December 31, 1998 and 1997, respectively. A loss of any of these customers could adversely impact the Company's results; however, the Company expects these business relationships to continue in the foreseeable future.

     Advertising and Research and Development Costs

     Advertising and research and development costs are expensed as incurred. The total amount charged to advertising expense during 1998 and 1997 was $159,090 and $585,817, respectively.

     Fair Value of Financial Instruments

     The Company's financial instruments include cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, a revolving line of credit and promissory notes payable. Except for the promissory notes payable, the carrying amounts of financial instruments approximate fair value due to their short maturities and/or variable rates of interest. The fair values of the promissory notes payable at December 31, 1998, based on rates available for similar types of arrangements, were not materially different than the carrying amounts.

     Stock Option Compensation

     The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation cost for options granted to employees and directors whose exercise price is equal to or exceeds the fair value of common stock as of the grant date. Compensation expense is recognized on options to non-employees over the related service period based on the fair value of such options as of the grant date.

     Income Taxes

     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

     Basic and Diluted Net Loss per Share

     Basic net loss per share is computed using the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed using the weighted-average number of common and common equivalent shares outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon conversion of convertible preferred stock (using the if-converted method) and shares issuable upon the exercise of stock options and warrants (using the treasury stock method). Common equivalent shares in 1998 and 1997 were excluded from the computation as their effect was anti-dilutive.

     Unaudited Financial Statements

     The Company has prepared its unaudited financial statements in a manner consistent with the preparation of its audited financial statements.

     Use of Estimates

     The Company has prepared these financial statements in conformity with generally accepted accounting principles, which require the use of management's estimates. Actual results could differ from the estimates used.

2.   Inventory

     Inventory consists of the following at December 31:

                                                        1997                     1998
                                                     ----------               ----------
               Raw materials                         $3,608,188               $2,319,295
               Work-in-process                          308,858                  175,529
               Finished goods                           969,211                1,585,844
               Obsolescence reserve                    (379,799)                (500,000)
                                                     ----------               ----------
                                                     $4,506,458               $3,580,668
                                                     ==========               ==========

3.   Property and Equipment

     Property and equipment consists of the following at December 31:

                                              Useful Lives                1997                 1998
                                          -------------------    -------------------     -----------------
   Demonstration units                               2                $   666,051
   Computer equipment                                3                    788,268             $ 1,279,423
   Manufacturing equipment                         5-7                  1,152,522               1,551,483
   Furniture and fixtures                            7                    121,421                 192,596
   Leasehold improvements                            2                    130,369                 151,107
                                                                      -----------             -----------
                                                                        2,858,631               3,174,609
   Less accumulated depreciation                                       (1,501,289)             (2,150,610)
                                                                      -----------             -----------
                                                                      $ 1,357,342             $ 1,023,999
                                                                      ===========             ===========

4.   Short-Term Debt and Warrants Issued with Debt

     Short-term debt consists of the following at December 31:

                                                               1997                     1998
                                                            ----------               ----------
   Promissory notes issued September 30, 1996               $3,000,000               $2,318,605
   Revolving line of credit                                  5,545,592                2,996,125
   Promissory note issued January 10, 1997                     500,000                  414,826
   Promissory note issued January 22, 1998                                              800,000
   Promissory note issued March 4, 1998                                                 200,000
   Promissory note issued June 15, 1998                                                 100,000
   Promissory note issued July 13, 1998                                                 150,000
   Promissory note issued July 13, 1998                                                  30,000
   Unamortized debt discount                                  (149,340)                 (46,605)
                                                            ----------               ----------
                                                            $8,896,252               $6,962,951
                                                            ==========               ==========

     On January 22, 1998 and March 4, 1998, the Company executed two subordinated promissory notes with an affiliate of a significant stockholder. Total principal of $800,000 and $200,000 was originally due on the maturity dates of July 22, 1998 and September 4, 1998, respectively. In conjunction with the issuance of these promissory notes, the Company issued a warrant to purchase 200,000 shares of the Company's common stock with an exercise price of $1.65 per share and a term of five years. On July 22, 1998, the Company amended the two subordinated promissory notes by extending their maturity dates to January 4, 1999. Interest for both notes was prepaid through the issuance of 57,121 shares of the Company's common stock. In conjunction with the amendment of these promissory notes, the Company issued an additional warrant to purchase 200,000 shares of the Company's common stock with an exercise price of $1.65 per share and a term of five years. In August 1998, the payment terms of the notes were further amended and an additional warrant to purchase 60,231 shares of the Company's common stock with an exercise price of $1.65 per share and a term of three years was issued. The fair value of the warrants was recorded as a debt discount. Note that the Company is currently in default on the payments due under these promissory notes.

     On June 15, 1998 and July 13, 1998, the Company executed three promissory notes with affiliated stockholders in the amounts of $100,000, $150,000 and $30,000. The notes accrue interest at the rate of 9.00% per annum and were originally due in full on November 15, 1998 and October 15, 1998. See note 11 regarding their conversion of the promissory notes into common stock subsequent to December 31, 1998.

     On January 10, 1997, the Company executed a $500,000 subordinated promissory note with an affiliate of a significant stockholder. Principal payments of $27,778 are due monthly, beginning May 1, 1998, through the maturity date of October 1, 1999. Interest has been prepaid through the issuance of 59,144 shares of the Company's common stock. In conjunction with the issuance of the promissory note, the Company issued a warrant to purchase 100,000 shares of the Company's common stock with an exercise price of $1.65 per share and a term of five years. The fair value of the warrant was recorded as a debt discount.

     On April 1, 1997, the Company amended the payment terms of a $625,000 subordinated promissory note issued in 1996, extending the maturity date to September 30, 1997. Interest for the extension period was prepaid through the issuance of 7,289 shares of the Company's common stock. In conjunction with the amendment of the promissory note, the Company issued a warrant to purchase 125,000 shares of the Company's common stock with an exercise price of $1.65 per share and a term of six years. The fair value of the warrant was recorded as a debt discount.

     On September 30, 1996, the Company executed a $3,000,000 subordinated promissory note with an affiliate of a significant stockholder. Principal payments of $166,667 are due monthly, beginning May 1, 1998, through the maturity date of October 1, 1999. Interest has been prepaid through the issuance of 387,109 shares of the Company's common stock. In conjunction with the issuance of the promissory note, the Company issued a warrant to purchase 600,000 shares of the Company's common stock with an exercise price of $1.65 per share and a term of five years. The fair value of the warrant was recorded as a debt discount.

     During 1998, the Company amended its secured revolving line-of-credit agreement by extending the expiration date to October 31, 1999. In conjunction with the extension, the Company issued a warrant to purchase 17,210 shares of the Company's common stock with an exercise price of $1.65 per share and a term of five years. The fair value of the warrant was recorded as a debt discount. The maximum borrowing limit is the lesser of $8,000,000 or an amount determined as a percentage of the Company's eligible accounts receivable and inventory. The line of credit bears interest at the highest LIBOR rate in effect each month, plus 4.88% (10.50% at December 31, 1998) provided that the interest rate in effect each month is not less than 8.00%. The interest charged each month shall be a minimum of $10,000, regardless of the amount of obligations outstanding. As of December 31, 1998, the Company had no availability under the line of credit.

     The Company's debt arrangements contain certain covenants, including, among others, limitations on the incurrence of additional debt and restrictions on the payment of dividends to stockholders. The Company has violated its covenants regarding providing its lenders with audited financial statements within 90 days of the end of its fiscal year. No covenant waivers have been obtained and accordingly, all of the Company's debt arrangements are callable by the lenders. The debt arrangements are secured by the assets of the Company, with the line of credit ranking senior to the subordinated promissory notes in liquidation.

5.   Capital Stock and Warrants Issued with Equity

     Preferred Stock

     All preferred stock is convertible, at the option of the holder, into common stock at a conversion rate of one-for-one, subject to adjustment in certain circumstances. At the option of the Company, all of the preferred stock will automatically convert into shares of common stock immediately prior to the first to occur of the following events: (i) closing of the initial public offering of the Company's common stock or (ii) closing of a sale of not less than 80% of the stock or substantially all of the assets of the Company if the purchase price is in excess of $1.65 per share of common stock.

     In the event of liquidation of the Company, the holders of preferred stock will be entitled to be paid out of the assets, prior and in preference to any payment to common stock, the initial sales price per share plus all accrued or declared but unpaid dividends thereon. If assets available for distribution are insufficient to make payment in full on the liquidation preferences, the assets will be distributed ratably based on each share's percentage of the aggregate liquidation preference. Any remaining assets legally available for distribution shall be distributed ratably to the holders of the common stock.

     Voting Rights and Board Seats

     Each share of common and preferred stock are entitled to one vote, on an as converted basis, and vote together as a single class upon any matter submitted to stockholders for a vote.

     Dividend Rights

     The holders of common and preferred stock are entitled to receive, out of funds legally available, cash dividends, when, as and if declared by the Company's board of directors. The holders of the preferred stock are entitled to receive cash dividends in an amount equal to the common equivalent per share dividend declared on the common stock prior to the payment of any cash dividends on the common stock. There are no declared but unpaid dividends to date.

     Common Stock Subscription Receivables

     In 1997, the Company had financed, for certain stockholders, the purchase of shares of the Company's common stock. In 1998, the outstanding subscription receivables and related stock issued were cancelled.

     Warrants Issued with Equity

     During 1995, the Company sold common stock in a private placement. The stockholders also received warrants to purchase additional 852,803 shares of common stock at $1.50 per share. These warrants originally expired in 1997; however, the maturity dates were extended to the earlier of 45 days following the date the warrant holders are notified by mail that they will expire or May 31, 2000. Also during 1995, warrants were issued to purchase 143,470 and 54,804 shares of common stock at $.85 and $1.38 per share, respectively, as a commission for the private placement of the Company's preferred stock. These warrants expire in December 1999.

     During 1997, warrants for the purchase of 60,380 shares of common stock at $1.65 were issued in conjunction with the preferred stock private placement. These warrants expire on April 17, 1999. Also, during 1997, additional warrants for the purchase of 176,471 shares of common stock at $1.50 per share were issued with the sale of common stock. These warrants expire in May 2000. A consultant was issued a warrant for services performed to purchase an additional 50,000 shares at $1.65 which expire in March 2002.

     During 1998, in conjunction with the preferred stock private placement, preferred stockholders also received warrants to purchase an additional 167,683 shares of common stock at $1.65 per share. An additional issuance of warrants to purchase 150,020 shares of common stock at $1.65 per share were issued to agents of the Company for payment of services rendered in connection with the private placement of the Company's preferred stock. These warrants expire on April 17, 1999.

6.   Stock Options and Stock Warrants

     The Board of Directors has authorized the issuance of stock options to employees, including officers and directors, to purchase shares of common stock under a 1993 non-qualified stock option plan and a 1995 qualified stock option plan and reserved 2,550,000 shares of common stock for issuance thereto. In November 1997, the board of directors adopted a 1997 Stock Option/Stock Issuance Plan for the issuance of stock and stock options to employees, directors and consultants and has since reserved 3,700,000 shares of common stock for issuance thereto.

     The following table summarizes stock option and stock warrant activity for 1997 and 1998:

                                          Number of     Weighted-         Number of   Weighted-
                                            Stock        Average            Stock      Average
                                           Options      Exercise           Warrants    Exercise
                                                          Price                         Price
                                        ------------  ----------        ------------ -----------
Outstanding at December 31, 1996          2,734,759        $ .66          1,748,254     $1.50

 Granted                                  2,627,850         1.65            561,851      1.60
 Exercised                                 (241,000)         .28
 Forfeited                               (1,472,009)         .71
                                        ------------                     ----------

Outstanding at December 31, 1997          3,649,600         1.30          2,310,105      1.53

 Granted                                  1,918,000         1.65            795,644      1.65
 Exercised                                 (153,750)         .11
 Forfeited                               (2,106,350)        1.60
                                        ------------                     ----------

Outstanding at December 31, 1998          3,307,500         1.36          3,105,749      1.31
                                        ============                     ==========

     The weighted-average grant-date fair values of stock options granted during 1998 and 1997 were $.40 and $.42, respectively. The weighted-average grant-date fair values of stock warrants granted during 1998 and 1997 were $.38 and $.44, respectively. As of December 31, 1998, there were stock options for 1,769,297 shares of the Company's common stock available for grant under the plans, and the weighted-average remaining contractual life of stock options outstanding and the weighted-average exercise price of stock options exercisable were 9.0 years and $.42 per share, respectively. Stock options vest over periods determined by the Company's Board of Directors, generally two to four years. All stock warrants outstanding are exercisable and the weighted-average contractual life of stock warrants outstanding was 2.0 years.

     The fair value of each stock option grant was estimated on the date of grant using the Black-Scholes minimum-value option-pricing model with the following weighted-average assumptions used for grants in the years ended December 31, 1998 and 1997: dividend yield of zero; expected volatility of zero; risk-free interest rates ranging from 5.50% to 6.38%; and an expected term of five years. The risk-free interest rate used in the calculation is the yield on the grant date of the U.S. Treasury Strip with a maturity equal to the expected term of the option.

     The fair value of each stock warrant grant was estimated on the date of grant using the Black-Scholes pricing model with the following weighted-average assumptions used for grants in the years ended December 31, 1998 and 1997: dividend yield of zero; expected volatility of 55%; risk-free interest rates ranging from 5.50% to 6.38%; and an expected life of three to five years.

     Had the Company recognized compensation cost for stock options granted to employees and directors based on the fair value of the stock options granted as of the grant date as prescribed by SFAS No. 123, net loss would have been increased to the pro forma amounts indicated in the table below:

                                                                    1997                     1998
                                                           -------------------      -------------------
Net loss -- as reported                                            $(5,815,090)             $(8,311,897)
Net loss -- pro forma                                               (5,939,897)              (8,507,695)
Basic and diluted net loss per share -- as reported                       (.38)                    (.54)
Basic and diluted net loss per share -- pro forma                         (.39)                    (.55)

7.   Income Taxes

     The Company's net deferred tax assets consist of the following at December 31:

                                           1997             1998
                                       -----------      -----------
Net operating loss carryforwards       $ 3,193,398      $ 6,133,815
Temporary differences                      602,240          522,171
Research and development credits            51,775           51,775
                                       -----------      -----------

Gross deferred tax assets                3,847,413        6,707,761
Less valuation allowance                (3,847,413)      (6,707,761)
                                       -----------      -----------

     Net deferred tax assets           $        --      $        --
                                       ===========      ===========

     The Company has net operating loss carryforwards aggregating approximately $16,444,466, which expire from 2008 through 2018. The Company's research and development credits expire from 2008 through 2018. The Internal Revenue Code places certain limitations on the annual amount of net operating loss carryforwards and research and development credits which can be utilized if
     certain changes in the Company's ownership occur.   The Company believes
     that with the acquisition by Global MAINTECH Corporation, pursuant to
     Section 382 of the Internal Revenue Code, there has been a change in the ownership and the net operating loss carryforwards and research and development credits may be significantly limited. Future changes in the Company's ownership may further limit the use of such benefits. The Company has recorded a valuation allowance against its deferred tax assets as it believes it is currently more likely than not that such benefits will not be realized.

     The income tax benefit differs from the amount computed by applying the U.S. federal income tax rate of 34% to loss before income taxes for the following reasons:

                                                                Year Ended December 31,
                                                          ------------------------------------
                                                             1997                     1998
                                                          -----------             ------------
U.S. federal income tax benefit at statutory rate         $ 1,977,130              $ 2,826,045
Change in valuation allowance                              (2,141,774)              (2,860,348)
State income tax benefit, net of federal expense              196,550                  259,354
Other nondeductible items                                     (31,906)                (225,051)
                                                          -----------             ------------

Income tax benefit                                        $        --             $         --
                                                          ===========             ============

8.   Retirement Plan

     During 1996, the Company adopted a 401(k) plan effective January 1, 1997, covering all eligible employees meeting certain age and service requirements. The plan provides for discretionary matching contributions by the Company equal to 50% of the participant's contributions, up to a maximum of 3% of the employee's compensation. Total company contributions to this plan totaled $70,246 and $69,578 during 1998 and 1997, respectively.

9.   Other Related Party Transactions

     Two of the Company's customers owned 3.8% of the Company's outstanding common stock as of December 31, 1998. Sales to these distributors during 1998 and 1997 were $7,888,986 and $10,757,726, respectively. As of
     December 31, 1998 and 1997, these distributors owed the Company $1,225,883 and $1,392,197, respectively.

10.  Commitments and Contingencies

     The Company leases its office, production and sales facility and certain office equipment under non-cancelable operating leases. Rent expense aggregated $612,171 and $540,105 in 1998 and 1997, respectively. Future minimum lease payments under non-cancelable operating lease arrangements are as follows:

                          1999            $  651,718
                          2000               630,456
                          2001               354,368
                          2002                30,408
                          2003                 6,195
                                          ----------

                                          $1,673,145
                                          ==========

     The Company has been named as the defendant in a wrongful termination action filed by a former Chief Executive Officer. Management believes the action is without merit but is currently unable to determine the ultimate outcome of resolution of the action or estimate reasonably the amount of loss, if any, which may result from resolution of this matter.

11.  Subsequent Events

     In January 1999, the Company issued 60,606 shares of common stock to a stockholder as compensation for services rendered in conjunction with the Company's issuance of preferred stock in 1998.

     On March 9, 1999, the Company issued 297,151 shares of common stock as payment for principal and interest related to the $280,000 promissory notes from affiliated stockholders.

     During April 1999, the Company was acquired by Global MAINTECH Corporation, a Minneapolis based Company in the business of enterprise management software for data centers and received $1.9 million of cash from Global MAINTECH Corporation to fund operations.

     The March 31, 1998 comparative financial statements are currently unavailable and will be provided in a further amendment to this Form 8-K.


                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Introduction

     The unaudited pro forma financial statements give effect to the Company's acquisition (the "Acquisition") of Breece Hill Technologies, Inc. ("BHT"), have been prepared on the basis of assumptions described in the notes to the unaudited pro forma financial statements and include assumptions relating to the allocation of the consideration paid for BHT to the consolidated assets and liabilities of BHT based on preliminary estimates of their respective fair values. The actual allocation of such consideration may differ from that reflected in the pro forma consolidated financial statements after an appropriate review of the fair values of the consolidated assets and liabilities of BHT has been completed. Amounts allocated will be based upon the estimated fair values at the time of the Acquisition which could vary significantly from the amounts reflected in the unaudited pro forma financial statements. The Acquisition has been accounted for using the purchase method of accounting. The unaudited pro forma financial statements should be read in conjunction with the financial statement of BHT set forth above and of the Company contained in the Company's periodic filings with the Securities and Exchange Commission.

Pro Forma Condensed Combined Statements of Earnings (Unaudited)

     The pro forma condensed combined statement of earnings for the fiscal year ended December 31, 1998 has been prepared by combining the consolidated statement of earnings of the Company for the fiscal year ended December 31, 1998 with the consolidated statement of earnings of BHT for the fiscal year ended December 31, 1998, adjusted to give effect to the Acquisition as if it had occurred on January 1, 1998. The pro forma condensed combined statement of earnings for the first quarter of fiscal 1999 ended March 31, 1999 has been prepared by combining the consolidated statement of earnings of BHT for the quarter ended March 31, 1999, adjusted to give effect to the Acquisition as if it had occurred on January 1, 1999. The pro forma financial statements may not necessarily reflect the actual results of operations of the Company which would have resulted had the purchase of BHT occurred as of the dates presented. The pro forma information is not necessarily indicative of future results of operations for the combined companies.

                                                                                     Fiscal Year Ended
                                                          -----------------------------------------------------------------------
                                                           December 31,     December 31,             December 31, 1998
                                                               1998             1998
                                                           the Company          BHT
                                                                                              -----------------------------------
                                                                                                 Pro Forma          Pro Forma
                                                                                                Adjustments          Combined
                                                          --------------   --------------     ---------------     ---------------
                                                              (In thousands, except per share data and ratios)
Net Sales                                                 $ 6,209             $35,140            $                   $ 41,349
Costs and expenses:
  Cost of sales                                             2,323              27,273                 494(3)           30,090
  Selling, general and administrative expenses              5,705              14,902               1,986(4)           22,593
  Research and Development                                    xxx                 xxx

  Interest, net                                              (184)             (1,277)                 67(4)

   Total costs and expenses                                 8,212              43,452               2,647              54,311
Earnings (loss) before taxes and accounting change         (2,003)             (8,312)             (2,647)            (12,962)
Provisions for income taxes                                     -                   -                                       -
Net earnings (loss)                                        (2,034)             (8,312)             (2,647)            (12,993)
Net earnings (loss) per common share -- diluted             (0.11)             (0.453)             (0.135)             (0.660)

     See accompanying Notes to the Unaudited Pro Forma Condensed Combined
                         Statements of Earnings below.

                                                                                      Quarter Ended
                                                          -----------------------------------------------------------------------
                                                             March 31,        March 31,                March 31, 1999
                                                               1999             1999
                                                           the Company          BHT
                                                                                              -----------------------------------
                                                                                                 Pro Forma          Pro Forma
                                                                                                Adjustments          Combined
                                                          --------------   --------------     ---------------     ---------------
                                                              (In thousands, except per share data and ratios)
Net Sales                                                      $ 2,580          $9,217             $                   $11,797
Costs and expenses:
  Cost of sales                                                    751           6,935                  494(3)           8,180
  Selling, general and administrative expenses                   1,886           1,943                  496(4)           4,325

  Interest, net                                                   (218)           (206)                  42(4)            (466)
   Total costs and expenses                                      2,855           9,084                1,032             12,971
Earnings (loss) before change in accounting principle             (275)            133               (1,032)            (1,174)
Net earnings (loss)                                               (218)            133               (1,032)            (1,117)
Net earnings (loss) per common share -- basic                   (0.011)          0.007               (0.054)            (0.055)

                  Notes to the Unaudited Pro Forma Condensed
                        Combined Statements of Earnings

Pro Forma Condensed Combined Balance Sheet (Unaudited)

     The pro forma condensed combined balance sheet as of March 31, 1999 has been prepared by combining the consolidated balance sheet of the Company as of March 31, 1999 with the consolidated balance sheet of BHT as of March 31, 1999 adjusted to give effect to the Acquisition as if it had occurred on March 31, 1999. The pro forma financial statements may not necessarily reflect the actual financial position of the Company which would have resulted had the purchase of BHT occurred as of the date presented. The pro forma information is not necessarily indicative of the future financial position for the combined companies.

                                                       March 31,             March 31,
                                                         1999                  1999               Pro Forma            Pro Forma
                                                      the Company              BHT               Adjustments            Combined
                                                   ----------------     -----------------     ----------------     ---------------
                                                    (In thousands)
Cash                                                         2,260                   578                                   2,838
Receivables, net                                             3,000                 4,853                                   7,853
Inventories                                                  1,013                 2,500                  494(3)           4,007
Other current assets                                           974                   182                                   1,156
  Total current assets                                       7,247                 8,112                  494             15,853
Software development costs, net                              2,782                                                         2,782
Purchased technology and other intangibles, net              1,352                                     13,404(1)          14,756
Net property, plant and equipment                            1,086                   775                                   1,861

Other assets                                                   310                                                           310
  Total assets                                              12,777                 8,888               13,898             35,563
Notes payable                                                1,002                 7,414               (4,013)(5)          4,403
Accounts payable                                             1,186                 8,912               (3,334)(6)          6,764
Current maturities of long-term debt                           225                                                           225
Other current liabilities                                      797                   207                                   1,004
  Total current liabilities                                  3,210                16,533               (7,347)            12,396
Subordinated notes payable, less current portion             1,625                                      4,733(2)           6,358



Preferred stock                                              3,748                                      1,000(5)           4,748
Common stock                                                     -                                                             -
Additional paid-in capital                                   8,281                11,969                1,614(5)(6)       21,864
Retained earnings                                           (4,087)              (19,614)              13,898             (9,803)

  Total stockholders' equity                                 7,942                (7,645)              16,512             16,809
   Total liabilities and stockholders' equity               12,777                 8,888               13,898             33,563

                   Notes to the Unaudited Pro Forma Condensed
                          Combined Financial Statements

General
-------

     The Acquisition was effective April 1, 1999 and the Company recorded it as a purchase of assets. The Company issued warrants to purchase common stock of the Company exercisable at $1.50 as initial compensation to the shareholders of BHT. Additional compensation may be due to the shareholders of BHT on or about the anniversary date of the Acquisition depending on BHT's revenues over the twelve months following the acquisition as well as certain other factors. The amount of additional compensation is indeterminate but may include cash and a maximum of 5,500,000 shares of common stock of the Company.

     The pro forma adjustments represent capitalization of the purchase price in excess of assets which is recorded as purchased technology in the amount of $14,395,000 less amortization over a period of seven years on average. Additional pro forma adjustments are recorded to reflect: the new terms on the subordinated debt of BHT which extended the date of maturity; the conversion of certain portions of the subordinated debt into preferred stock of BHT which is convertible into common stock of the Company at the discretion of the holder; and the conversion into common stock of a portion of senior debt of BHT.

1. To reflect the excess of purchase price over the fair value of net assets acquired (e.g., purchased technology, agreements, workforce and trade name).

2. To reflect the $2,000,000 note payable to a third party at 9.75% interest as a condition of the purchase of Breece Hill to provide working capital for Breece Hill and the renegotiation of debt amortization of $2,733,000 of existing debt.

3. To reflect assets and liabilities acquired at the date of purchase, including the increase of inventory to fair value less normal selling costs in the amount of $494,000.

4. To reflect the amortization of intangible assets over seven years beginning January 1, 1998 in the amount of $2,056,000 for the 1998 year, $514,000 for the quarter ended March 31, 1999 and interest accrual on the $2,000,000 note at an annual interest rate of 9.75% beginning January 1, 1998.

5. To reflect the conversion of short-term notes payable to a combination of long-term notes and equity upon the closing of the acquisition. A total of $1,000,000 of debt was converted to preferred stock series B newly issued by Breece Hill and $280,000 was converted to common stock.

6. To reflect the issuance of 1,326,000 shares of common stock and net proceeds of $1,334,000 pursuant to a private placement, the proceeds of which were used to provide working capital for Breece Hill.